Exhibit 99.1

Asure Software Continues Improvements in Revenue Growth and Profitability
with Solid Financial Results for 2014 Third Quarter

In thousands, except per share data	Q3 2014	Q3 2013	% Change	YTD Q3 2014	YTD Q3 2013	% Change
Revenue	$7,030	$6,470	up 9%	$20,105	$18,742	up 7%
Gross Margin	$5,435	$4,928	up 10%	$15,579	$13,941	up 12%
Net income (loss)	$161	$109	up 48%	$(354)	$(1,560)	up 77%
EBIDTA, excluding one-times*	$1,382	$1,462	down 6%	$3,701	$3,340	up 11%
Diluted net income (loss) per share, excluding one-times*	$0.04	$0.04		$0.05	$(0.16)

AUSTIN, Texas, November 12, 2014 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the third quarter ended September 30, 2014.

Strategic Highlights

•
Cloud revenue growth was driven with the key sales and upgrades of AsureForce workforce management solutions to ECI Electronic Commerce, Inc., Startek, Inc. and Forum Credit Union in the US and key sales and upgrades of AsureSpace workspace management solutions to KPMG, Deutsche Bank, and Alexander Mann in the UK and Pfizer, Fitch, and the Educational Testing Service in the US.

•
Expanded the Company’s product portfolio with the introduction of some key first-to-market SaaS-based technologies, including the introduction of NowSpace™, a space scheduling mobile app, the AsureForce AirClock™, a tablet-based time collection device with facial recognition, and SmartTag™, a highly visual SaaS-based asset management solution; also launched new advanced scheduling and enterprise scheduling capabilities within the AsureForce product line.

•	Expanded the Company’s global presence with new partnerships in South Africa and Dubai and transitioned two of the Company’s largest U.S. partners from on premise to SaaS solutions.
•
There was a pullback in the third quarter of 22% from our very strong second quarter bookings of $3.9 million. Year to date the trend line for bookings remains strong with an overall increase of 36% and an increase of 28% in cloud bookings.

•
Net income was $0.03 per share as compared to net income of $.02 per share in the third quarter of 2013. This was the second full quarter with our new re-financing in place. We anticipate being profitable the remainder of the year.

Results

•	Cloud SaaS-based revenue for the quarter was $3.4 million, up $208,000 or 6% over the third quarter of 2013.

•	Revenue for the quarter of $7.0 million increased 9% over the $6.5 million in the third quarter 2013.

•	Recurring revenue as a percent of total revenue was 73% for the quarter as compared to 76% in the third quarter of 2013.

•	Gross margin for the quarter was $5.4 million compared to $4.9 million in the third quarter 2013, an increase of 10%.

•	EBITDA* excluding one-time items* for the quarter was approximately $1.4 million compared to $1.5 million in the third quarter of 2013.

•	Third quarter net income per share, excluding one-times*, was $0.04 compared to $0.04 in the third quarter of 2013.

•	Cash flow provided by operating activities for the quarter was $924,000 compared to $383,000 in the third quarter 2013, representing an increase of 141%.

Management Commentary
Pat Goepel, Chief Executive Officer of Asure Software commented, “Consistent with our overall strategy, the company continues to drive toward repetitive revenue growth and operational efficiency.  In Q3, Asure brought several best-in-breed technologies to market that directly support our continued focus on bringing SaaS-based best-in-class solutions to a global market place. These expanded capabilities, along with the expansion of our partner channels, allow us to drive sales, growth and long-term profitability; as a result, Q4 sales activity is encouraging.”

Brad Wolfe, Asure’s Chief Financial Officer added, “Third quarter brought continued improvement in net income and growth in bookings. The combination of SaaS-based repetitive revenue with one-time revenue gained from professional services and integrated hardware sales has had a positive impact on the quarter and year over year Cloud revenue growth remains positive. We anticipate a strong end to the year with continued year over year growth in both revenue and EBITDA. As we approach year end, we are adjusting our guidance for the full year as reflected below.”

Please see below for details around Asure’s financial results.

Company Outlook

$000s	FY 14
Revenue	$27,000 - $28,000
EBITDA, excluding one-time items	$5,000 - $6,000
Net income per share, excluding one-time items	$0.12 - $0.16

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Wednesday, November 12, 2014 at 11:00 a.m. EDT, (10:00 a.m. CDT) to further discuss the quarter and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and Brad Wolfe, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The conference ID for all callers is 23379638.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our Web site at http://investor.asuresoftware.com/

About Asure Software
Asure Software, Inc., (Nasdaq:ASUR) headquartered in Austin, Texas, offers cloud-based time and labor management and workspace management solutions that enable businesses to control their biggest costs -- labor, real estate and technology -- and prepare for the workforce of the future in a highly mobile, geographically disparate and technically wired work environment. Asure serves approximately 6,000 clients worldwide and currently offers two main product lines: AsureSpace™ workplace management solutions enable organizations to maximize the ROI of their real estate, and AsureForce® time and labor management solutions deliver efficient management of human resource and payroll processes. For more information, please visit www.asuresoftware.com.

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

For more information contact:
Pat Goepel, CEO
Asure Software, Inc.
888-323-8835
pgoepel@asuresoftware.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$1,637	$3,938
Restricted cash	-	400
Accounts receivable, net of allowance for doubtful accounts of $120 and $168 at September 30, 2014 and December 31, 2013, respectively	3,722	3,902
Inventory	318	77
Notes receivable	-	9
Prepaid expenses and other current assets	1,339	1,334
Total current assets	7,016	9,660
Property and equipment, net	1,243	1,233
Goodwill	18,401	15,005
Intangible assets, net	8,160	9,679
Other assets	24	38
Total assets	$34,844	$35,615
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$750	$4,308
Accounts payable	1,697	1,669
Accrued compensation and benefits	366	473
Other accrued liabilities	1,079	988
Deferred revenue	9,455	10,059
Total current liabilities	13,347	17,497
Long-term liabilities:
Deferred revenue	535	759
Notes payable	15,960	12,698
Other liabilities	739	444
Total long-term liabilities	17,234	13,901
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,434 and 6,353 shares issued, 6,050 and 5,969 shares outstanding at September 30, 2014 and December 31, 2013, respectively	64	63
Treasury stock at cost, 384 shares at September 30, 2014 and December 31, 2013	(5,017)	(5,017)
Additional paid-in capital	278,562	278,159
Accumulated deficit	(269,238)	(268,884)
Accumulated other comprehensive loss	(108)	(104)
Total stockholders’ equity	4,263	4,217
	$34,844	$35,615

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED September 30,		FOR THE NINE MONTHS ENDED September 30,
	2014	2013	2014	2013
Revenues	$7,030	$6,470	$20,105	$18,742
Cost of Sales	1,595	1,542	4,526	4,801
Gross margin	5,435	4,928	15,579	13,941

Operating expenses
Selling, general and administrative	3,553	3,216	10,410	9,939
Research and development	868	736	2,444	2,100
Amortization of intangible assets	494	497	1,488	1,662
Total operating expenses	4,915	4,449	14,342	13,701

Income from operations	520	479	1,237	240

Other income (loss)
Gain on settlement of note payable and litigation	-	-	1,034	-
Interest income	-	48	-	48
Gain (loss) on sale/disposal of assets	-	72	-	72
Loss on debt refinancing	-	-	(1,402)	-
Foreign currency translation gain (loss)	2	5	(10)	(19)
Interest expense and other	(288)	(328)	(1,009)	(1,378)
Interest expense- amortization of original issue discount (OID)	(10)	(128)	(64)	(403)
Total other income (loss), net	(296)	(331)	(1,451)	(1,680)

Income (loss) from operations before income taxes	224	148	(214)	(1,440)
Income tax provision	(63)	(39)	(140)	(120)
Net income (loss)	$161	$109	$(354)	$(1,560)
Other comprehensive income (loss):
Foreign currency gain (loss)	14	(34)	(4)	8
Other comprehensive income (loss)	$175	$75	$(358)	$(1,552)

Basic and diluted net income (loss) per share
Basic	$0.03	$0.02	$(0.06)	$(0.28)
Diluted	$0.03	$0.02	$(0.06)	$(0.28)
Weighted average basic and diluted shares
Basic	6,008,000	5,929,000	5,986,000	5,565,000
Diluted	6,284,000	6,217,000	5,986,000	5,565,000

 ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(354)	$(1,560)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	2,060	2,234
Provision for doubtful accounts	20	27
Share-based compensation	131	113
Amortization of original issue discount (OID)	64	403
Gain on settlement of note payable and litigation	(1,034)	-
(Gain) loss on sale/disposal of assets	-	(72)
Interest income on settlement	-	(48)
Discount on early payoff of Legiant Notes	-	(135)
Loss on debt refinancing	1,402	-
Changes in operating assets and liabilities:
Restricted cash	400	(150)
Accounts receivable	182	(672)
Inventory	(241)	84
Prepaid expenses and other assets	(122)	196
Accounts payable	28	(967)
Accrued expenses and other long-term obligations	150	658
Deferred revenue	(1,015)	1,058
Net cash provided by operating activities	1,671	1,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(3,111)	-
Net purchases of property and equipment	(347)	(143)
Collection of note receivable	9	10
Net cash used in investing activities	(3,449)	(133)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(17,723)	(5,707)
Proceeds from notes payable	18,179	2,500
Payments on amendment of senior notes payable	(704)	-
Net proceeds from issuance of common stock	-	3,435
Debt financing fees	(565)	(298)
Insurance proceeds for settlement of notes payable dispute, net of expenses	373	-
Payments on capital leases	(104)	(64)
Net proceeds from exercise of options	24	13
Net cash used in financing activities	(520)	(121)

Effect of translation exchange rates	(3)	14

Net increase (decrease) in cash and cash equivalents	(2,301)	929
Cash and equivalents at beginning of period	3,938	2,177
Cash and equivalents at end of period	$1,637	$3,106

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$937	$361

Non-cash Investing and Financing Activities:
Conversion of subordinated convertible notes payable to equity	249	-
Accrued contingent consideration upon acquisition	327	-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed by adding back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding
One-time items.

FOR THE THREE MONTHS ENDED

$000s	September 30, 2014	September 30, 2013
Net Income (Loss)	161	109
Interest and amortization of OID	298	456
Tax	63	39
Depreciation	115	111
Amortization	578	599
Stock Compensation	50	44
EBITDA	1,265	1,358
One-time items	117	104
EBITDA excluding one-time items	1,382	1,462

FOR THE NINE MONTHS ENDED

$000s	September 30, 2014	September 30, 2013
Net Income (Loss)	(354)	(1,560)
Interest and amortization of OID	1,073	1,781
Tax	140	120
Depreciation	337	331
Amortization	1,723	1,903
Stock Compensation	131	113
EBITDA	3,050	2,688
One-time items	651	652
EBITDA excluding one-time items	3,701	3,340

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items

$000s	FOR THE THREE MONTHS ENDED September 30
	2014	2013
Net Income (Loss)	161	109
Legal & Professional Services	107	224
Severance, Recruitment & Relocation	-	-
Gain on sale of assets	-	(72)
Interest income from settlement	-	(48)
Other one-time items (net)	10	-
Sub-total excluding Taxes	117	104
Sub-total one-time items	117	104
Net Gain/(Loss) excluding one-time items	278	213

$000s	FOR THE NINE MONTHS ENDED September 30
	2014	2013
Net Loss	(354)	(1,560)
Loss on Debt Refinancing	1,402	-
Gain on Settlement of Note Payable and litigation	(1,034)	-
Legal & Professional Services	187	534
Severance, Recruitment & Relocation	73	160
Gain on sale of assets	-	(72)
Interest income from settlement	-	(48)
Other one-time items (net)	23	78
Sub-total excluding Taxes and MTM	651	652
Sub-total one-time items	651	652
Net Gain/(Loss) excluding one-time items	297	(908)

Reconciliation of GAAP Revenue to Non-GAAP revenue

$000s	FOR THE THREE MONTHS ENDED September 30
	2014	2013
Revenue	7,030	6,470
Adjustment	-	40
Non- GAAP revenue	7,030	6,510

$000s	FOR THE NINE MONTHS ENDED September 30
	2014	2013
Revenue	20,105	18,742
Adjustment	-	403
Non- GAAP revenue	20,105	19,145

Note – Adjustment relates to the fair market valuation for assumed deferred revenue contracts that were not recognized in the period due to business combination accounting rules.